Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints James E. Odell, Louis Eber, David Kelly and Niall O’Toole, and each of them, each with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of an unspecified aggregate initial offering price or number of securities issued by UBS AG, UBS Americas Inc. or one or more Delaware business trusts and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Marcel Rohner	Group Chief Executive Officer	January 5, 2009
Marcel Rohner	(principal executive officer)

/s/ John Cryan	Group Chief Financial Officer	January 5, 2009
John Cryan	(principal financial officer and principal accounting officer)

/s/ Peter Kurer	Chairman and Member of Board of Directors	January 5, 2009
Peter Kurer

/s/ Sergio Marchionne	Independent Vice Chairman and Member of Board of	January 2, 2009
Sergio Marchionne	Directors

Member of Board of Directors
Ernesto Bertarelli

/s/ Sally Bott	Member of Board of Directors	January 2, 2009
Sally Bott

/s/ Ranier-Marc Frey	Member of Board of Directors	January 4, 2009
Rainer-Marc Frey

Name	Title	Date

/s/ Bruno Gehrig	Member of Board of Directors	January 3, 2009
Bruno Gehrig

Member of Board of Directors
Gabrielle Kaufmann-Kohler

/s/ Helmut Panke	Member of Board of Directors	January 2, 2009
Helmut Panke

/s/ William G. Parrett	Member of Board of Directors	January 13, 2009
William G. Parrett

/s/ David Sidwell	Member of Board of Directors	January 2, 2009
David Sidwell

/s/ Peter R. Voser	Member of Board of Directors	January 5, 2009
Peter R. Voser

/s/ Joreg Wolle	Member of Board of Directors	January 6, 2009
Joerg Wolle